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                                                                 Exhibit (10)(b)

                              EMPLOYMENT AGREEMENT


             THIS AGREEMENT entered into as of the 1st day of June, 1998 and between Sundstrand Corporation (the "Company"), and ______________, an individual (the "Executive") (hereinafter collectively referred to as "the parties").

             WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as hereinafter defined in Section 8(f)) exists and that the threat of or the occurrence of a Change in Control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation;

             WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of the Executive in the event of a threat or occurrence of a Change in Control and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security; and

             WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat of or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive.

             NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

             l.     Employment Term.

                    (a) The "Employment Term" shall commence on the first date during the Protected Period (as defined in Section l(c) below) on which a Change in Control occurs (the "Effective Date") and, unless otherwise terminated in accordance with the provisions of Section 8 hereof, shall expire on the third anniversary of the Effective Date; provided, however, that on each anniversary of the Effective Date, the Employment Term shall automatically be extended for one (l) year unless either the Company or the Executive shall have given written notice to the other at least ninety (90) days prior thereto that the Employment Term shall not be so extended; and provided, further, that the Employment Term shall in no event extend beyond the first day of the month following the month in which the Executive attains age sixty-five (65).

                    (b) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to the Effective Date and the Executive reasonably demonstrates that such termination (l) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (2) otherwise occurred in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement, the Effective Date shall mean the date immediately prior to the date of such termination of the Executive's employment.

                    (c) For purposes of this Agreement, the "Protected Period" shall be the two (2) year period commencing on the date hereof, provided, however, that the Protected Period shall be automatically extended for one (l) year on the first anniversary of the date hereof and on each anniversary of the date hereof thereafter unless the Company shall have given written notice to the Executive at least ninety (90) days prior thereto that the Protected Period shall not be so extended; and provided, further, that notwithstanding any such notice by the Company not to extend, the Protected Period shall not end if prior to the expiration thereof any third party has indicated an intention or taken steps reasonably calculated to effect a Change in Control, in which event the Protected Period shall end only after such third party publicly announces that it has abandoned all efforts to effect a Change in Control.

             2.     Employment.

                    (a) Subject to the provisions of Section 8 hereof, the Company agrees to continue to employ the Executive and the Executive agrees to remain in the employ of the Company during the Employment Term.


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During the Employment Term, the Executive shall be employed as Executive Vice
President and Chief Financial Officer of the Company or in such other senior executive capacity as may be mutually agreed to in writing by the parties. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity. He shall also promote, by entertainment or otherwise, the business of the Company.

                (b) Excluding periods of vacation and sick leave to which the Executive is entitled, during the Employment Term the Executive agrees to devote reasonable attention and time during usual business hours to the business and affairs of the Company to the extent necessary to discharge the responsibilities assigned to the Executive hereunder. The executive may (i) serve on corporate, civil or charitable boards or committees, (ii) manage personal investments and
(iii) deliver lectures and teach at educational institutions, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities hereunder.

             3. Base Salary. During the Employment Term, the Company agrees to pay or cause to be paid to the Executive a base salary at the rate of $___________ per annum or such larger amount as the Company may from time to time determine (hereinafter referred to as the "Base Salary"). Such Base Salary shall be payable in accordance with the Company's customary practices applicable to its executives.

             4. Employee Benefits. During the Employment Term, the Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to employees generally including, without limitation all pension, retirement, profit sharing, savings, medical, hospitalization, disability, dental and life, travel accident and umbrella liability insurance and benefit plans. The Executive's participation in such plans, practices and programs shall be on the same basis and terms as are applicable to employees of the Company generally, but in no event on a basis less favorable in terms of benefit levels applicable to the Executive as in effect immediately prior to the Effective Date.

             5. Executive Benefits. During the Employment Term, the Executive shall be entitled to participate in all executive benefit or incentive compensation plans now maintained or hereafter established by the Company for the purpose of providing compensation and/or benefits to executives of the Company including, but not limited to, the Company's 1989 Restricted Stock Plan, the Sundstrand Corporation Stock Incentive Plan, the Officer Incentive Plan, and any supplemental retirement, salary continuation, stock option, deferred compensation, supplemental medical and life insurance and other bonus and incentive compensation plans. Unless otherwise provided herein, the Executive's participation in such plans, or any successor plans, shall be on the same basis and terms as other similarly situated executives of the Company, but in no event on a basis less favorable in terms of benefit levels or reward opportunities applicable to the Executive as in effect immediately prior to the Effective Date. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of the Executive's entitlements hereunder.

             6. Other Benefits.

                (a) Fringe Benefits and Perquisites. During the Employment Term, the Executive shall be entitled to all fringe benefits and perquisites (e.g. physical examinations, financial planning and tax preparation services) made available by the Company to similarly situated executives, but in no event on a basis less favorable in terms of benefit and perquisites levels applicable to the Executive as in effect immediately prior to the Effective Date.

                (b) Expenses. During the Employment Term, the Executive shall be entitled to receive prompt reimbursement of all expenses reasonably incurred by him in connection with the performance of his duties hereunder or for promoting, pursuing or otherwise furthering the business or interests of the Company.

                (c) As of the Effective Date, all restrictions on any outstanding awards (including restricted stock awards) granted to the Executive shall lapse and such awards shall become fully (100%) vested immediately, and all stock options and stock appreciation rights granted to the Executive shall become fully (100%) vested and shall become immediately exercisable.

             7. Vacation and Sick Leave. During the Employment Term, at such reasonable times as the Board shall in its discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, provided that:


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                (a) The Executive shall be entitled to annual vacation in
accordance with the policies as periodically established by the Board for similarly situated executives of the Company.

                (b) The Executive shall be entitled to sick leave (without loss of pay) in accordance with the Company's policies as in effect from time to time.

             8. Termination. The Employment Term may be terminated under the following circumstances:

                (a) Death. The Employment Term shall immediately terminate upon the Executive's death.

                (b) Disability. The Company may terminate the Employment Term after having established the Executive's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties under this Agreement, which continues for a period of at least one hundred eighty (180) consecutive days and which cannot be reasonably accommodated by the Company. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the Employment Term and prior to the establishment of the Executive's Disability during which the Executive is unable to work due to a physical or mental infirmity. Notwithstanding anything contained in this Agreement to the contrary, until the Termination Date specified in a Notice of Termination (as each term is hereinafter defined) relating to the Executive's Disability, the Executive shall be entitled to return to his position with the Company as set forth in this Agreement in which event no Disability of the Executive will be deemed to have occurred.

                (c) Cause. The Company may terminate the Employment Term for "Cause". A termination for Cause is a termination evidenced by a resolution adopted in good faith by a majority of the Board that the Executive (i) willfully and continually failed to substantially perform his duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the Executive has failed to substantially perform or (ii) willfully engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however, that no termination of the Employment Term shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (y) the Executive shall have been provided an opportunity to be heard by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, nor failure to act, on the Executive's part, shall be considered "willful" unless he has acted or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after Notice of Termination is given by the Executive shall constitute Cause for purposes of this Agreement.

                (d) (l) Good Reason. The Executive may terminate the Employment Term for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control (as hereinafter defined in Section 8(f)) of any of the events or conditions described in Subsections (i) through
(vii) hereof:

                        (i) a change in the Executive's status, title, position
             or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Executive from or failure to re-appoint or re-elect him to any of such positions, except in connection with a termination of the Employment Term for Disability, Cause, as a result of death or by the Executive other than for Good Reason;

                        (ii) a reduction in the Executive's Base Salary or any
             failure to pay the Executive any compensation or benefits to which he is entitled within five (5) days of the date due;


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                                 (iii) the failure by the Company to (A)
             continue in effect any material compensation or benefit plan in which the Executive was participating at the time of the Change in Control, including, but not limited to, the Company's 1989 Restricted Stock Plan or a comparable equity-based plan, the Sundstrand Corporation Stock Incentive Plan, and the Officer Incentive Compensation Plan or (B) provide the Executive with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater);

                                 (iv)  the insolvency or the filing (by any
             party, including the Company) of a petition for bankruptcy, of the Company;

                                 (v) any material breach by the Company of any provision of this Agreement;

                                 (vi)  any purported termination of the
             Executive's employment for Cause by the Company which does not comply with the terms of Section 8 of this Agreement; and

                                 (vii) the failure of the Company to obtain an
             agreement, satisfactory to the Executive, from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated in Section 12 hereof.

                           (2) Any event or condition described in Section
8(d)(1)(i) through (vii) which occurs prior to the Effective Date but which the Executive reasonably demonstrates (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, shall constitute Good Reason for purposes of this Agreement, notwithstanding that it occurred prior to the Effective Date and, under the circumstances described in 2(i) and 2(ii), the Effective Date shall mean the date immediately prior to the date of the occurrence of Good Reason.

                           (3) The Executive's right to terminate the Employment
Term pursuant to this Section (8)(d) shall not be affected by his incapacity due to physical or mental illness.

                    (e) Voluntary Termination. The Executive may voluntarily terminate the Employment Term at any time. If the Executive voluntarily terminates the Employment Term for any reason or without reason effective no earlier than one (1) year following the Effective Date, after having given notice of the same during the period which commences on the Effective Date and ends on the date which is eight (8) months following the Effective Date, it shall be referred to as a "Limited Period Termination".

                    (f) Change in Control. For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

                           (l) The acquisition (other than from the Company) by
any person (as such term is defined in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities;

                           (2) The individuals who, as of the date hereof, are
members of the Board (the "Incumbent Board"), cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the Company stockholders, of any new director was approved by a vote of a majority of the Incumbent Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

                           (3) (i) A merger or consolidation involving the
Company (or any direct or indirect subsidiary of the Company) or (ii) the issuance of shares of capital stock of the Company in connection with a merger or consolidation involving the Company (or any direct or indirect subsidiary of the Company) if, in the case of clause (i) or clause (ii), the stockholders of the Company immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, immediately


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following such merger or consolidation, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the person issuing securities in the merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; provided, however, that for purposes of clause (i) and clause
(ii), voting securities of the Company issued in connection with the merger or consolidation, including securities to cover stock options or cure "tainted" shares (whether issued in the merger or consolidation or pursuant to a public or private offering related thereto), shall be treated as having been issued in such merger or consolidation and not as having been outstanding immediately prior to such merger or consolidation or (iii) a complete liquidation or dissolution of the Company or consummation of the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section 8(f)(l), solely because twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

                    (g) Notice of Termination. Any purported termination by the Company or by the Executive shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employment Term under the provision so indicated. For purposes of this Agreement, no such purported termination of the Employment Term shall be effective without such Notice of Termination.

                    (h) Termination Date, Etc. "Termination Date" shall mean in the case of the Executive's death, his date of death, or in all other cases, the date specified in the Notice of Termination subject to the following:

                        (1) If the Employment Term is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days; and

                        (2) If the Employment Term is terminated (i) by the Executive for Good Reason, the date specified in the Notice of Termination shall not be more than sixty (60) days from the date the Notice of Termination is given to the Company or (ii) due to a Limited Period Termination, the date specified in the Notice of Termination shall be the first anniversary of the Effective Date, unless otherwise agreed to by the Company.

             9. Compensation Upon Termination. Upon termination of the Employment Term, the Executive shall be entitled to the following benefits and treatment:

                (a) If the Employment Term is terminated by the Company for Cause, by the Executive (other than for Good Reason or due to a Limited Period Termination), or by reason of the Executive's death or Disability (except if the Executive had given timely notice of a Limited Period Termination pursuant to
Section 8(e)), the Company shall pay the Executive all amounts earned or accrued hereunder through the Termination Date but not paid as of the Termination Date, including Base Salary, vacation pay, bonuses or incentive compensation and any previous compensation which the Executive has previously deferred (including any interest earned or credited thereon) (collectively, "Accrued Compensation"). In addition to the foregoing, if the Executive's employment is terminated by the Company for Disability or by reason of the Executive's death (except if the Executive had given timely notice of a Limited Period Termination pursuant to
Section 8(e)), the Company shall pay to the Executive or his beneficiaries an amount equal to the Bonus Amount (as defined below) multiplied by a fraction the numerator of which is the number of days in such fiscal year through the Termination Date and the denominator of which is 365 (a "Pro Rata Bonus"). The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and practices then in effect. For purposes of this Agreement, the term "Bonus Amount" shall mean an amount equal to the greater of
(x) the cash bonus or incentive award which would have been paid or payable to the Executive in respect of the fiscal year in which the Executive's Termination Date occurs had he continued in


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employment until the end of such fiscal year, calculated as if the maximum bonus or incentive award payable to the Executive had been earned for such year and
(y) the greatest of (i) the highest percentage of Base Salary used to determine the Executive's cash bonus or incentive award during the Three Year Period (as defined below) multiplied by the higher of the Base Salary in effect immediately prior to the Effective Date and immediately prior to the Termination Date, (ii) the highest actual cash bonus or incentive award in the case of clause (i) and clause (ii) paid or payable to the Executive in respect of any of the most recent three (3) years prior to the fiscal year in which the Executive's Termination Date occurs (such three (3) year period referred to as the "Three Year Period"), and (iii) the product of (A) the highest Base Salary paid or payable to the Executive in the year of termination or during the Three Year Period, (B) the highest target bonus percentage applicable to the Executive in the year of termination or during the Three Year Period and (C) the highest
Bonus to Target Ratio (as defined below) applicable to the Executive during the Three Year Period, whichever would result in the greatest "Bonus Amount". The "Bonus to Target Ratio" for a particular year shall mean a fraction, not less than one, the numerator of which shall be the bonus paid or payable to the Executive for such year and the denominator of which shall be the target bonus applicable to the Executive for such year.

                    (b) If the Employment Term shall be terminated (1) by the Company other than for Cause, (2) by the Executive for Good Reason or (3) by the Executive due to a Limited Period Termination, then the Executive shall be entitled to the benefits and treatment provided below:

                                 (i)  the Company shall pay the Executive all
             Accrued Compensation and a Pro Rata Bonus;

                                 (ii) the Company shall pay the Executive as
             severance pay and in lieu of any further salary for periods subsequent to the Termination Date, in a single payment (subject to Section 23 hereof) an amount in cash equal to three (3) times the sum of (A) the Executive's Base Salary (including, for calculation purposes only, any portion thereof the receipt of which has been deferred under any plan, program, policy or arrangement of the Company providing for the deferral of income) at the highest rate in effect at any time within the ninety (90) day period ending on the date the Notice of Termination is given (or the Executive's Base Salary immediately prior to a Change in Control, if greater) and (B) the Bonus Amount. Notwithstanding the foregoing, the amount to be paid under this Subsection (ii) shall be multiplied by a fraction (which in no event shall be greater than one (1)) the numerator of which shall be the number of months (for this purpose any partial month shall be considered as a whole month) remaining until the Executive's 65th birthday and the denominator of which shall be thirty-six (36);

                                 (iii) for a number of months equal to the
             lesser of (A) thirty-six (36) or (B) the number of months remaining until the Executive's 65th birthday, the Company shall at its expense continue to provide on behalf of the Executive and his dependents and beneficiaries the fringe benefits, perquisites, life insurance, disability, medical, dental and hospitalization, travel accident, pension, profit sharing, savings, retirement and any other employee benefits (other than participation in stock or other equity-based plans) which were being provided to the Executive at the time Notice of Termination is given (or the benefits provided to the Executive at the time of a Change in Control, if greater). The benefits provided in this Section 9(b)(iii) shall be no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage provided the Executive under the plans providing such benefits at the time Notice of Termination is given (or at the time of the Change in Control if more favorable to the Executive). The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverage of the combined benefit plans is no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage required to be provided hereunder. This Subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive or his dependents may be entitled under any of the Company's employee benefit plans, programs or practices following termination of the Employment Term, including without limitation, retiree medical and life insurance benefits;

                                 (iv) the Company shall pay in a single payment
             (subject to Section 23 hereof) an amount in cash equal to the excess of (A) the actuarial equivalent of the aggregate


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             retirement benefit the Executive would have been entitled to receive under the Company's Supplemental and Special retirement plans and under the Sundstrand Corporation Retirement Plan-Aerospace if (w) the Executive had remained employed by the Company for an additional three (3) complete years of credited service (or until his 65th birthday if earlier) after termination;
             (x) the early retirement reduction factor had been based on the larger of age 55, or the Executive's actual age at termination plus the additional years of credited service; (y) his annual compensation during such period had been equal to his Base Salary (at the rate used for purposes of Section 9(b)(ii)) and the Bonus Amount, and (z) he had been fully (100%) vested in his benefit under each such retirement plan, over (B) the actuarial equivalent of the aggregate retirement benefit the Executive is actually entitled to receive under such retirement plans. For purposes of this Subsection (iv), "actuarial equivalent" shall be determined in accordance with the actuarial assumptions used for the calculation of benefits under the Sundstrand Corporation Retirement Plan-Aerospace as applied immediately prior to the Termination Date in accordance with such plan's past practices (but shall in any event take into account the value of any subsidized early retirement benefit and any subsidized joint and survivor annuity options). Such "actuarial equivalent" calculation described in (A) above shall be based on a benefit commencement age as determined in
             (x) above and valuation age equal to the Executive's actual age at termination;

                                 (v) the Company shall pay in a single payment
             (subject to Section 23 hereof) an amount in cash equal to the greater of (x) or (y) or (z), where (x) equals three (3) times the amount of any matching contribution made and which would have been made on behalf of the Executive to the Company's Employee Savings Plan and Supplemental Savings Account of the Deferred Compensation Plan for the full year in which the Executive's Termination Date occurs, using the applicable compensation amounts as defined in
             Section 9(b)(ii) of this Agreement and assuming for this purpose that the matching contribution percentage in effect on the Executive's Termination Date shall remain the same for such year, the Executive had been employed for all of such year and the Executive had continued to make contributions for the full year based upon his election in effect on his Termination Date, (y) equals three (3) times the amount of any matching contribution made on behalf of the Executive to the Company's Employee Savings Plan and Supplemental Savings Account of the Deferred Compensation Plan for the year prior to the year in which the Effective Date occurs and (z) equals the amount of any matching contribution made and which would have been made on behalf of the Executive to the Company's Employee Savings Plan and Supplemental Savings Account of the Deferred Compensation Plan for the full year in which the Executive's Termination Date occurs, using the applicable compensation amounts as defined in Section 9(b)(ii) of this Agreement and assuming for this purpose that the matching contribution percentage in effect on the Executive's Termination Date shall remain the same for such year, the Executive had been employed for all of such year and the Executive had continued to make contributions for the full year based upon his election in effect on his Termination Date, plus the amount of matching contribution which would have been made on behalf of the Executive to the Company's Employee Savings Plan and Supplemental Savings Account of the Deferred Compensation Plan for the two full years following the year in which the Termination Date occurs, assuming that any prospective increases in the Company matching contribution percentage approved prior to the Effective Date were in effect, the Executive had been employed for the entire two-year period, the Executive had continued to make contributions based upon his election in effect on his Termination Date, and using the applicable compensation amounts as defined in Section 9(b)(ii) of this Agreement;

                                 (vi) for purposes of the Company's Supplemental
             and Special retirement plans (other than for purposes of calculating years of service credit thereunder), the Executive shall be treated as if he were age fifty-five (55) or his actual age, if greater, as of the Termination Date; provided, however, that, if applicable, the payments made pursuant to such plans shall be discounted to take into effect the actual payments of amounts pursuant thereto prior to the Executive attaining age fifty-five
             (55), using a discount rate equal to the product of the one-year Treasury Bill rate in effect on the Termination Date multiplied by the difference between one and the Executive's then marginal combined income tax rate;

                                 (vii) the eligibility requirements for the
             Company's Retiree Health Insurance Plan shall be waived, and commencing on the Executive's termination of employment, he shall be provided with the same health care coverage as provided to other eligible retirees; and

                                 (viii) the age 60 and 30-year requirements of
             the Executive Life Insurance Program for retirees shall be waived, and commencing on the Executive's termination of employment, he shall be provided with a life insurance benefit of (A) five (5) times the Base Salary in effect on the Termination Date for the period commencing on the Termination Date and terminating on the third anniversary of the Termination Date and (B) one times the Base Salary thereafter.

                    (c) Subject to Section 23 hereof, the amounts provided for in Sections 9(a) and 9(b)(i), (ii), (iv) and (v) shall be paid within five (5) days after the Executive's Termination Date.

                    (d) The Executive's death or termination by reason of Disability, after the Executive having given timely notice of a Limited Period Termination pursuant to Section 8(e), shall be treated as if the Executive had terminated his employment for Good Reason on the date of death or the first anniversary of the Effective Date, respectively.

                    (e) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

             10.    Excise Tax Payments.

                    (a) Notwithstanding anything contained in this Agreement to the contrary, in the event that any payment (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated or proposed thereunder (the "Code")), or distribution to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                    (b) An initial determination shall be made as to whether a Gross-Up Payment is required pursuant to this Section 10 and the amount of such Gross-Up Payment shall be made by a national independent accounting firm selected by the Executive (the "Accounting Firm"). All fees, costs and expenses (including, but not limited to, the cost of retaining experts) of the Accounting Firm shall be borne by the Company and the Company shall pay such fees, costs and expenses as they become due. The Accounting Firm shall provide detailed supporting calculations, acceptable to the Executive, both to the Company and the Executive within fifteen (15) business days of the Termination Date, if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax). The Gross-Up Payment, if any, as determined pursuant to this Section 10(b) shall be paid by the Company to the Executive within five
(5) business days of the Company's receipt of the Accounting Firm's determination. The Accounting Firm shall furnish the Executive with an unqualified opinion that no Excise Tax will be imposed with respect to any such Payment or Payments, or that the amount of the Excise Tax due is correct. Any such initial determination by the Accounting Firm of the Gross-Up Payment shall be binding upon the Company and the Executive subject to the application of
Section 10(c).

                    (c) As a result of the uncertainty in the application of
Section 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Overpayment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred upon notice (formal or informal) to the Executive from any governmental taxing authority that the tax liability of the Executive (whether in respect of the then current taxable year of the Executive or in respect of any prior taxable year of the Executive) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment. An Overpayment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the Excise Tax shall not be imposed upon all or any portion of any Payment or Payments with respect to which the Executive had previously received a Gross-Up

Payment. A Final Determination shall be deemed to have occurred when the Executive has received from the applicable governmental taxing authority a refund of taxes or other reduction in his tax liability and upon either (i) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds the Executive and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (ii) the statute of limitations with respect to the Executive's applicable tax return has expired. If an Underpayment occurs, the Executive shall promptly notify the Company and the Company shall pay to the Executive at least five (5) business days prior to the date on which the applicable governmental taxing authority has requested payment, an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties imposed on the Underpayment.

                    (d) Notwithstanding anything contained in this Agreement to the contrary, in the event it is determined that an Excise Tax will be imposed on any Payment or Payments, the Company shall pay to the applicable governmental taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withheld from the Payment or Payments.

             11.    Employee Covenants.

                    (a) The Executive shall not make any Unauthorized Disclosure. For purposes of this Agreement, "Unauthorized Disclosure" shall mean disclosure by the Executive without the consent of the Board to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company or as may be legally required, of any confidential information obtained by the Executive while in the employ of the Company (including, but not limited to, any confidential information with respect to any of the Company's customers or methods of distribution) the disclosure of which he knows or has reason to believe will be materially injurious to the Company; provided, however, that such term shall not include the use or disclosure by the Executive, without consent, of any information known generally to the public (other than as a result of disclosure by him in violation of this Section 11) or any information not otherwise considered confidential by a reasonable person engaged in the same business as that conducted by the Company.

                    (b) By and in consideration of the Company's entering into this Agreement and the Base Salary and benefits to be provided by the Company hereunder, and further in consideration of the Executive's exposure to the proprietary information of the Company, the Executive agrees that the Executive will not, from and after the date hereof until one year after expiration of the Employment Term, directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner, including but not limited to, holding the position of shareholder, director, officer, consultant, independent contractor, Executive, partner, or investor, with any Competing Enterprise. For purposes of this paragraph, the term "Competing Enterprise" shall mean any person, corporation, partnership or other entity engaged in a business (in the United States) which is in competition with any of the businesses of the Company or any of its affiliates as of the Termination Date. Following the Termination Date, upon request, the Executive shall notify the Company of the Executive's then current employment status. Notwithstanding anything contained in this Section 11(b) to the contrary, the Executive shall not be prohibited from acquiring or holding up to two percent (2%) of the common stock of an entity that is traded on a national securities exchange or a nationally recognized over-the-counter market.

                    (c) The Executive agrees that any breach of the terms of this Section 11 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Executive therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive, without having to prove damages, and to all costs and expenses, including reasonable attorneys' fees and costs, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Executive. The Executive and the Company further agree that the provisions of the covenant not to compete are reasonable. Should a court or arbitrator determine, however, that any provision of the covenant not to compete is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.

                        The existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 11.

             12.    Successors and Assigns.

                    (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "the Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

                    (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representative.

             13. Fees and Expenses. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) reasonably incurred by the Executive as they become due as a result of (i) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment),
(ii) the Executive's hearing before the Board as contemplated in Section (8)(c) of this Agreement, (iii) the Executive's seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits or (iv) a dispute between the Executive and the Internal Revenue Service (or any other taxing authority) with regard to an "Underpayment" (as defined in Section 10 of this Agreement).

             14. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof (if earlier), except that notice of change of address shall be effective only upon receipt.

             15. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

             16. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

             17. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

             18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois without giving effect to the conflict of law principles thereof.

             19. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

             20. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof, including, but not limited to, the Employment Agreement, dated as of July 20, 1989, between the Company and the Executive, and any and all amendments thereto. The Executive acknowledges that he has read this Agreement carefully and has consulted counsel about the contents of this Agreement prior to the execution hereof.

             21. Gender, Tense and Headings. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

                    The headings contained herein are solely for purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

             22. Rabbi Trust. Immediately prior to a change in Control, the Company shall deposit into a "rabbi trust," solely for the benefit of the Executive, which meets the requirements of Rev. Proc. 92-64, 1992-2 C.B. 422, and the terms of which are reasonably acceptable to the Executive, an amount of cash sufficient (as determined by the Company in good faith, subject to the approval of the Executive, which approval shall not unreasonably be withheld) to fund the anticipated payments and benefits under this Agreement, but in no event shall such amount be less than that amount which would be required to be deposited by assuming that the Executive will terminate his employment due to a Limited Period Termination on the first anniversary of the Effective Date.

             23. Deferral. The Company shall provide the Executive the opportunity to defer the receipt of any amounts payable under Section 9(a), 9(b)(i), (ii), (iv), and (v) hereunder and under the Company's Supplemental and Special retirement plans to such date or dates as are reasonably chosen by the Executive, such deferred amounts to appreciate at an annual rate equal to one hundred and thirty percent (130%) of the Moody Average (as defined below) for such year, pursuant to an election to so defer made by the Executive no later than one year prior to the date such payments would otherwise be due. In the event that the Executive shall make an election to defer receipt of any amount due under Section 9(a), 9(b)(i), (ii), (iv), and (v) hereunder or under the Company's Supplemental and Special retirement plans, on the Termination Date the Company shall deposit into a "rabbi trust" which meets the requirements of Rev. Proc. 92-64, 1992-2 C.B. 422, solely for the benefit of the Executive, and the terms of which are reasonably acceptable to the Executive, an amount equal to one hundred and ten percent (110%) of the amount so deferred. "Moody Average" shall mean the average rate under the Moody's Long Term Corporate Bond Yield Averages for the 12-month period ending on the last business day in September of the Company's fiscal year preceding the year in which such rate shall be used. On each anniversary of the initial funding of such trust, the Company shall deposit cash into the trust in an amount sufficient so that, as of such anniversary, the value of the assets of the trust are not less than the obligations of the Company to the Executive under this Agreement.

             24. Indemnification. During the Employment Term and thereafter, the Company shall indemnify the Executive to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees), and advance amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted by law, in connection with any claim, action or proceeding (whether civil or criminal) against the Executive as a result of the Executive serving as an officer or director of the Company or in any capacity at the request of the Company, in or with regard to any other entity, employee benefit plan or enterprise (other than arising out of the Executive's acts of willful misconduct, misappropriation of funds or fraud). This indemnification shall be in addition to, and not in lieu of, any other indemnification the Executive shall be entitled to pursuant to the Company's Certificate of Incorporation or By-Laws or otherwise. Following the Termination Date, the Company shall continue to cover the Executive under the Company's directors and officers insurance for the period during which the Executive may be subject to potential liability for any claim, action or proceeding (whether civil or criminal) as a result of his service as an officer or director of the Company or in any capacity at the request of the Company, in or with regard to any other entity, employee benefit plan or enterprise (other than arising out of the Executive's acts of willful misconduct, misappropriation of funds or fraud) at the highest level then maintained for any then or former officer or director, but in no event on a basis less favorable in terms of benefit levels applicable to the Executive as in effect immediately prior to the Effective Date.

             IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

                                              SUNDSTRAND CORPORATION




                                              By:
                                                 -------------------------------
                                              Title:


ATTEST:



------------------------------
            Secretary


                                              By:

                                                 -------------------------------
                                                   Executive